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                           SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
                             (Amendment No. _____)

Check the appropriate box:

[_]   Preliminary Information Statement
[_] Confidential, For Use of the Commission Only (as Permitted by Rule 14c-5(d)(2))
[X]   Definitive Information Statement

                                SONICPORT, INC.
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                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

[X]   No fee required.
[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)   Title of each class of securities to which transaction applies:

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(2)   Aggregate number of securities to which transaction apply:

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(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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(4)   Proposed maximum aggregate value of transaction:
      $

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(5)   Total fee paid:
      $

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[_]   Fee paid previously with preliminary materials:
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[_]   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:

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(2)   Form, schedule or registration statement no.:

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(3)   Filing party:

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(4)   Date filed:

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                                SONICPORT, INC.
                             21621 Nordhoff Avenue
                         Chatsworth, California 91311

                             INFORMATION STATEMENT

                               February 25, 2002

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTION, DEFINED BELOW, HAS ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON STOCK OF THE COMPANY. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

General

     This Information Statement is first being furnished on or about February 25, 2002 to shareholders of record as of the close of business on January 28, 2002 (the "Record Date") of the common stock, $0.0001 par value per share (the "Common Stock") of SonicPort, Inc. ("SonicPort" or the "Company") in connection with the following (the "Action"):

     Amendment of the Articles of Incorporation, as amended, changing the name of the Company to US Dataworks, Inc.

     The Board of Directors has approved, and a majority of the shareholders (the "Consenting Shareholders") representing not less than 29,591,080 shares of the 50,580,702 shares outstanding of the Common Stock as of the Record Date have consented in writing to the Action. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding of Common Stock and are sufficient under the Nevada General Corporation Law and SonicPort's By-Laws to approve the Action. Accordingly, the Action will not be submitted to the other shareholders of SonicPort for a vote and this Information Statement is being furnished to shareholders to provide them with certain information concerning the Action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the regulations promulgated thereunder, including Regulation 14C.

     SonicPort will pay all costs associated with the distribution of the Information Statement, including the costs of printing and mailing. SonicPort will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of SonicPort's Common Stock.

     FOR ADDITIONAL INFORMATION ABOUT SONICPORT, REFERENCE IS MADE TO SONICPORT'S QUARTERLY REPORT ON FORM 10-QSB.

     The principal executive office of SonicPort is located at 21621 Nordhoff Street, Chatsworth, California 91311.

                                  Page 2 of 7
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                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                       TO CHANGE THE NAME OF THE COMPANY

     The Board of Directors has unanimously adopted and the Consenting Shareholders have approved an amendment to the Articles of Incorporation, as amended, of SonicPort (the "Name Amendment") to change the name of the Company from "SonicPort, Inc." to "US Dataworks, Inc." The text of the Name Amendment is attached as Appendix A and is incorporated herein by reference.

     In the judgment of the Board of Directors, the change of SonicPort's corporate name is desirable in view of the acquisition by SonicPort pursuant to the Share Exchange Agreement dated as of March 31, 2001 (the "Agreement") by and among SonicPort, U.S. Dataworks Inc. ("Dataworks"), and the stockholders of Dataworks named herein. Pursuant to the Agreement, on April 2, 2001, the Company acquired from the shareholders of Dataworks all of the shares of Dataworks (the "Acquisition") and Dataworks became a wholly owned subsidiary of the Company. Dataworks develops transaction processing software serving the banking and automated clearinghouse processing industries. Following the Acquisition, the Company discontinued its operations relating to its internet service provider business and concentrated on the business conducted by Dataworks. Accordingly, the directors of the Company believe that the Name Amendment will result in the Company having a name which more accurately reflects its business and the focus of its operations.

     The Name Amendment will become effective upon the filing of a certificate of amendment relating thereto with the Secretary of State of the State of Nevada, which will occur on or about March 20, 2002. Under federal securities, laws, SonicPort cannot file the certificate of amendment until at least 20 days after the mailing of this Information Statement.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

Persons Entitled to Notice

     The Record Date for the determination of the shareholders entitled to notice of and to consent to the Action has been fixed as of the close of business on January 28, 2002. As of February 10, 2002, there were outstanding 50,580,702 shares of Common Stock. The Action has been duly approved by the Consenting Shareholders holding a majority of the outstanding Common Stock. Approval or consent of the remaining shareholders is not required and is not being solicited hereby or by any other means.

     The Nevada General Corporation Law does not provide for dissenters rights in connection with the adoption of the Action.

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        Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of February 10, 2002, the stock ownership of all persons known to own beneficially five percent or more of the Company's voting stock and all directors and officers of the Company, individually and as a group. Each person has sole voting and investment power over the shares indicated, except as noted. Unless otherwise stated in the notes to the table, each person named below has sole authority to vote and dispose of the shares shown. Under Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, in calculating percentage ownership, each person named below is deemed to beneficially own securities that such person has the right to acquire within sixty days through the exercise of any option or warrant or through the conversion of any security. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrant, but are not deemed outstanding for purposes of computing the percentage of any other person. The address of those individuals for which an address is not otherwise indicated is 21621 Nordhoff Street, Chatsworth, California 91311.

                                                            Percentage
                                              Shares of      of Shares
Name and Address of Beneficial Owner         Common Stock   Outstanding (1)
------------------------------------         ------------   -----------
Frank Montelione                                5,669,333      11.2%
Russel Leventhal                                5,669,333      11.2%
John Cooper (2) (3) (4)                         3,117,000       6.2%
Richard Shapiro (5) (6)                         3,627,000       7.2%
Terry Stepanik (7) (8)                          1,580,334       3.1%
David Baeza (9)                                 4,072,214       8.0%
Stanton Dodson (10)                             2,624,400       5.2%
Joe Frazier                                       135,000         *
J. J. Joe Abrell                                  135,000         *
Ray Wong                                          810,615       1.6%
Charles Ramey (11)                                800,000       1.7%
                                               ----------      ----
All Directors and Officers as a Group          28,240,229      55.8%
*  Less than 1%
_________________

1.   Based on 50,580,702 shares outstanding as of February 10, 2002.
2. Includes fully vested options to purchase 300,000 shares granted to Mr. Cooper through his employment agreement with the Company.
3. Includes options to purchase 90,000 shares granted to Mr. Cooper for his services as a Director of the Company under the 2000 Stock Option Plan (the "Plan"). The options were fully vested at the date of the grant.
4. Includes warrants to purchase 123,000 shares issued to Mr. Cooper on April 2, 2001.
5. Includes fully vested options to purchase 900,000 shares granted to Mr. Shapiro under the Plan. These options are a part of the employment agreement entered into with the Company.
6.   Includes warrants to purchase 123,000 shares issued to Mr. Shapiro.
7. Includes fully vested options to purchase 60,000 shares that were issued as a part of Mr. Stepanik's employment agreement. The remaining number of options will be vested 50,000 in April 2002, and 115,000 in October, 2002.
8.   Includes warrants to purchase 68,000 shares issued to Mr. Stepanik.
9.   Includes fully vested options to purchase 50,000 shares granted to Mr.
     Baeza.
10.  Includes fully vested options to purchase 50,000 shares granted to Mr.
     Dodson.

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11.  Includes 800,000 options issued to Mr. Ramey pursuant to his employment agreement of which 400,000 options are fully vested and 400,000 options will vest on April 4, 2002. Does not include 1,200,000 which will vest more than 60 days from the date of this Information Statement.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    /s/ Richard Shapiro
                                    --------------------------------------------
                                    Richard Shapiro, Chief Financial Officer

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                                  FORM 10-QSB

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          A COPY OF SONICPORT'S FORM 10-QSB AS FILED WITH THE SECURITIES AND
EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO SONICPORT, INC., 21621 NORDHOFF AVENUE, CHATSWORTH, CALIFORNIA 91311.

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                                                                      Appendix A

                            CERTIFICATE OF AMENDMENT

                                       OF

                           ARTICLES OF INCORPORATION

                                       OF

                                SONICPORT, INC.

                              a Nevada Corporation

     The undersigned certify that:

     1. They are the President and the Secretary, respectively, of SonicPort, Inc.

     2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

     "The name of this corporation shall be:  US Dataworks, Inc."

     3. The foregoing amendments of Articles of Incorporation has been duly approved by the board of directors and a majority of the shareholders of this corporation.

          We further declare under penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct of our own knowledge.

     DATE:  __________ __, 2002


                                        /s/ Charles Ramey
                                        --------------------------------------
                                        Charles Ramey, President and
                                        Chief Executive Officer

                                        /s/ Richard Shapiro
                                        --------------------------------------
                                        Richard Shapiro, Secretary

                                  Page 7 of 7